DEBT FORGIVENESS AGREEMENT

This Debt Forgiveness Agreement ("Agreement"), entered into effective July 1, 2004, by and between Companie Financiere du Taraois, a French corporation ("Borrower") and LSB Holdings, Inc., an Oklahoma corporation ("Lender"), in reference to the following:

WHEREAS, Borrower is indebted to Lender, on a secured basis, for an amount equal to approximately $4 Million USCY (the "Debt");

WHEREAS, subject to certain conditions contained herein, Lender has determined to forgive the Debt in its entirety and release the collateral securing the Debt; and

WHEREAS, Borrower has determined that the forgiveness of the Debt and release of the collateral securing the Debt are in the best interest of Borrower.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency are hereby acknowledged, the parties agree as follows:

1. Debt Forgiveness and Release of Collateral. Lender hereby forgives the Debt in its entirety and releases the collateral securing the Debt.

2. Representations and Warranties of Lender. Lender hereby represents and warrants to Borrower as follows:

  Organization and Standing. Lender is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma.

  Authority. Lender has full legal capacity and authority to enter into this Agreement and to perform the transactions contemplated herein. This Agreement is the legal, valid and binding obligation of Lender and is enforceable in accordance with its terms.

  Litigation. There are no legal actions, suits, arbitration or other legal or administrative proceedings or governmental investigations pending or contemplated which would prevent the enforcement of this Agreement.

3. Representations and Warranties of Borrower. Borrower hereby represents and warrants to Lender as follows:

  Organization and Standing. Borrower is a corporation duly organized, validly existing and in good standing under the laws of France.

  Corporate Authority. Borrower has all the required corporate power and authority to enter into this Agreement and to perform the transactions contemplated herein. The execution and delivery by Borrower of this Agreement and the consummation of all transactions contemplated herein have been duly and validly authorized. This Agreement is the legal, valid and binding obligation of Borrower enforceable in accordance with its terms.

3. Survival of Representations and Warranties. All representations and warranties of each party shall survive after the conclusion of this Agreement.

4. Conditions of Effectiveness. This Agreement shall be effective only upon the execution and delivery by LSB Holdings, Inc., an affiliate of Lender, and Dr. Hauri AG, an affiliate of Borrower, of the Second Amendment and Extension of Stock Purchase Option, and the agreement and acknowledgement of same by Borrower and MultiClima, S.A., an affiliate of Borrower.

5. Indemnification. Borrower hereby agrees to indemnify and hold Lender and its affiliates harmless against, in respect of, and shall on demand, reimburse it for:

  any and all loss, liability or damage suffered or incurred by Lender by reason of any untrue representation, breach of warranty or nonfulfillment of any covenant or agreement by Borrower contained herein or in any certificate, document or instrument delivered by Lender hereunder; and

  any and all actions, suites, proceedings, claims, demand, assessments, judgments, costs and expenses, including, without limitation, reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigation or attempting to avoid the same or to oppose the imposition thereto, or in enforcing this indemnity.

  any and all liabilities, costs, damages, penalties, assessments, remedies, claims, orders, judgments, and expenses of any kind or nature ("Claims") sustained, asserted or claimed by the Lender, any third party, or Borrower, as a result of, arising directly or indirectly from, or related in any manner to, Borrower or its affiliates, subsidiaries, officers, directors, employees, agents, successors and assigns, or any equipment purchased from MultiClima, S.A. by any third person or any person among the Lender.

6. General Release. Borrower and its affiliates, subsidiaries, officers, directors, employees, agents, successors and assigns also release, discharge and forever acquit the Lender and its affiliates from any and all Claims, except that this general release shall not apply to the purchase price of equipment purchased by Lender of any affiliate of Lender from MultiClima, S.A.

7. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Oklahoma, United States of America.

8. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the transactions contemplated herein, and may be amended or modified only by an instrument in writing signed by the parties hereto.

9. Language. This Agreement has been drafted in French and in English. The English version will prevail in case of interpretation.

10. Notices. All notices and other communication to be given under or by reason of this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or by internationally recognized courier service, addressed as follows:

if to Lender:         LSB Holdings, Inc.
                      16 South Pennsylvania Avenue
                      Oklahoma City, Oklahoma 73107
                      United States of America

if to Borrower:       Companie Financiere du Taraois
                      Zone Artisanale.
                      La Cantubas
                      69170 Tarare
                      France

IN WITNESS HEREOF, the parties hereto have executed this Agreement on the day and year first written above.

                                        LENDER:

                                        LSB HOLDINGS, INC.

                                        By:_________________________________
                                        Name:_______________________________
                                        Title: ______________________________

                                        BORROWER:

                                        COMPANIE FINANCIERE DU TARAROIS

                                        By:_________________________________
                                        Name:_______________________________
                                        Title: ______________________________